                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     /X/ Preliminary proxy statement
     / / Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Advanta Corp.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  Advanta Corp.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [logo]

                          FIVE HORSHAM BUSINESS CENTER
                                 300 WELSH ROAD
                        HORSHAM, PENNSYLVANIA 19044-0691

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1994

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advanta Corp. (the "Company") will be held at The Rittenhouse Hotel, Grand Ballroom, 210 West Rittenhouse Square, Philadelphia, Pennsylvania, on Thursday, May 5, 1994 at 1:00 p.m. (the "Meeting") for the following purposes:

          1. To elect four directors to hold office until the expiration of their term of office and until their successors are duly elected and qualified.

          2. To consider and act upon an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 60,000,000 to 400,000,000, consisting of 200,000,000 shares of Class A Common Stock and 200,000,000 shares of Class B Common Stock.

          3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on Friday, March 18, 1994 as the record date of the Meeting. Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. A reply envelope is enclosed for your convenience. You are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the Meeting in person.

                                                 GENE S. SCHNEYER
                                                   Secretary

Dated: March   , 1994

                                     [logo]

                          FIVE HORSHAM BUSINESS CENTER
                                 300 WELSH ROAD
                        HORSHAM, PENNSYLVANIA 19044-0691

                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                       ANNUAL MEETING OF STOCKHOLDERS TO
                        BE HELD ON THURSDAY, MAY 5, 1994

                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanta Corp. (the "Company") to be used at the Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to holders of the Company's
Class A Common Stock and Class A Preferred Stock on or about March   , 1994.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Shares represented by proxies received by the Company, where the stockholder has specified a choice with respect to the election of directors or the other proposal described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted "For" the election of all four nominees for the Board of Directors, and "For" the proposal to amend the Company's Restated Certificate of Incorporation (the "Share Authorization Proposal").

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. In addition, the Company has retained D.F. King & Co. Inc. to assist in the search for, and distribution of proxies to, beneficial owners of the Company's Class A Common Stock held in street name or other nominees, and will pay such firm a fee of $2,000, plus reimbursement of direct out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock of the Company. Beneficial owners of shares of Class B Common Stock, which will not be voting at the Meeting, also will receive all proxy material (other than the proxy itself), together with the Company's Annual Report for the fiscal year ended December 31, 1993. The expenses of such additional mailing will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at the close of business on March 18, 1994 are entitled to notice of, and to vote at, the Meeting. On that date the Company had outstanding shares of Class A Common Stock, par value $.01 per share, and 1,010 shares of Class A Preferred Stock, par value $1,000 per share.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum for the conduct of business at the Meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect, as directors are elected by a plurality of votes cast. Since under applicable Delaware law the Share Authorization Proposal requires the affirmative approval of stockholders entitled to cast a majority of the votes entitled to be cast by the holders of all of the outstanding shares of Class A Common Stock and Class A Preferred Stock, abstentions and broker non-votes will have the same effect as votes against the proposal. Under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors. In the election of directors, stockholders do not have cumulative voting rights. On all matters voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class A Preferred Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share, and each record holder of Class A Preferred Stock entitled to one-half vote per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The information set forth on the following table is furnished as of March 1, 1994, with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                                   BENEFICIAL           PERCENT OF
TITLE OF CLASS                        NAME                         OWNERSHIP              CLASS
- ---------------  ----------------------------------------------    ----------           ----------
Class A          J. R. Alter(1)(2).............................        1,010              100.0%
Preferred
Class A          Twentieth Century Investors, Inc..............      992,800 (3)            5.8%
Common
                 Dennis Alter(1)...............................    4,955,983 (4)(5)(6)     28.5%

- ---------------

 (1) The address for J. R. Alter and Dennis Alter is c/o ADVANTA Corp., Five Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044-0691.

 (2) J. R. Alter is not a member of the Company's management.

 (3) Information as to shares held by Twentieth Century Investors, Inc., a registered investment company ("TCI"), is as of December 31, 1993, as set forth in a Schedule 13G filed with the Securities and Exchange Commission ("SEC"). Under applicable SEC rules Investors Research Corporation, TCI's investment advisor ("IRC"), is deemed to be the beneficial owner of the shares owned by TCI because it has voting and dispositive power with respect to those shares. IRC also has or shares voting power and has dispositive power with respect to an additional 84,650 shares (0.5%), and is thus deemed to be the beneficial owner of such shares. Under applicable SEC rules the parent company of IRC, Twentieth Century Companies, Inc. ("TCC"), and Mr. James E. Stowers, Jr. who owns approximately 60% of the voting stock of TCC, are each deemed to be the beneficial owner of the shares with respect to which IRC has or shares voting and dispositive power. The address of TCI, IRC, TCC and Mr. Stowers is 4500 Main Street, P.O. Box 418210, Kansas City, MO 64141-9210.

 (4) Includes 999,462 shares owned by a trust, the beneficiary of which is Linda Ominsky, the sister of Dennis Alter, and pursuant to which Dennis Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

 (5) Includes 150,000 shares owned by Dennis Alter's wife and 168,824 shares owned by several trusts established by Mr. Alter for the benefit of his minor children, for which trusts Mrs. Alter serves as a trustee. Also includes an aggregate of 150,000 shares held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and investment powers, and 75,000 shares held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and investment powers. Mr. Alter disclaims beneficial ownership of all such shares.

 (6) Does not include 1,010 shares of the Company's Class A Preferred Stock and 499,465 shares of Class A Common Stock owned by J. R. Alter, the father of Dennis Alter, and 75,000 shares of Class A Common Stock owned by Helen Alter, the mother of Dennis Alter, as to which Dennis Alter disclaims beneficial ownership.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four other most highly compensated executive officers whose compensation exceeded $100,000 during 1993 and by all directors and officers as a group, at the close of business on March 1, 1994.

                                          CLASS A COMMON                       CLASS B COMMON
                                 --------------------------------     --------------------------------
                                 AMOUNT AND NATURE                    AMOUNT AND NATURE
                                   OF BENEFICIAL       PERCENT OF       OF BENEFICIAL       PERCENT OF
              NAME                   OWNERSHIP           CLASS            OWNERSHIP           CLASS
- -------------------------------- -----------------     ----------     -----------------     ----------
OFFICER/DIRECTORS
Dennis Alter(1)(2)(3)(4)........     4,955,983            28.5%           3,095,305            13.6%
Richard A. Greenawalt(5)(6).....       827,220             4.6%             725,723             3.1%
Alex W. "Pete" Hart.............             0               *              200,000               *
Warren Kantor(7)(8).............        91,763               *              216,341               *
OFFICERS
Robert A. Marshall(9)...........       193,490             1.1%             236,851             1.0%
Milton Riseman(10)..............             0               *               57,144               *
DIRECTORS
Arthur P. Bellis(11)............       110,478               *              117,228               *
Max Botel(12)...................        19,612               *               38,662               *
Richard J. Braemer(13)..........        83,440               *               69,190               *
Anthony P. Brenner(14)..........         2,250               *                9,750               *
William C. Dunkelberg(15).......         8,225               *               17,775               *
Graeme K. Howard, Jr.(16).......        18,250               *               25,000               *
Ronald J. Naples(17)............           750               *                6,750               *
Phillip A. Turberg(18)..........        43,886               *               53,636               *
All officers and directors as a
  group (35 persons) (1)(2)
  (4)(6)(8)(12)(14)(18)(19).....     6,482,084            35.3%           5,318,543            22.2%

- ---------------

  * Represents less than 1% of the indicated class of the Company's Common Stock outstanding as of March 1, 1994.

(1) Ownership includes 999,462 shares of the Company's Class A Common Stock owned by a trust, the beneficiary of which is Linda Ominsky, the sister of Dennis Alter, and pursuant to which Mr. Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

(2) Ownership includes 150,000 shares of Class A Common Stock and 75,000 shares of Class B Common Stock held by Mr. Alter's wife, as well as 168,824 shares of Class A Common Stock and 170,654 shares of Class B Common Stock held by several trusts established by Mr. Alter for the benefit of his minor children, for which trusts Mrs. Alter serves as a trustee. Also includes 150,000 shares of both the Company's Class A Common Stock and Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and investment powers, and 75,000 shares of the Company's Class A Common Stock and 22,600 shares of the Company's Class B Common Stock held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and investment powers. Mr. Alter disclaims beneficial ownership of all such shares.

(3) Ownership includes options to purchase 159,375 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(4) Ownership does not include 1,010 shares of the Company's Class A Preferred Stock, 499,465 shares of both the Company's Class A Common Stock and Class B Common Stock owned by J. R. Alter, the father of Dennis Alter, and 75,000 shares of both the Company's Class A Common Stock and Class B Common Stock owned by Helen Alter, the mother of Dennis Alter, as to all of which shares Dennis Alter disclaims beneficial ownership.

(5) Ownership includes options to purchase 514,500 shares of the Company's Class A Common Stock and 508,021 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

(6) Ownership includes 86,850 shares of the Company's Class A Common Stock and 77,850 shares of the Company's Class B Common Stock owned by Mr. Greenawalt's wife and 12,000 shares of both the Company's Class A Common Stock and Class B Common Stock held by Mr. Greenawalt as custodian for his children. Mr. Greenawalt disclaims beneficial ownership of all such shares.

(7) Ownership includes options to purchase 5,625 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(8) Ownership includes 2,850 shares of the Company's Class B Common Stock held by Mr. Kantor as custodian for his children. Mr. Kantor disclaims beneficial ownership of all such shares.

(9) Ownership includes options to purchase 157,500 shares of the Company's Class A Common Stock and 186,562 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(10) Ownership includes options to purchase 20,625 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(11) Ownership includes options to purchase 12,900 shares of the Company's Class A Common Stock and 19,650 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

(12) Ownership includes options to purchase 12,900 shares of the Company's Class A Common Stock and 19,650 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise. Also includes 1,500 shares of the Company's Class B Common Stock owned by Mr. Botel's son and 1,500 shares of the Company's Class B Stock owned by Mr. Botel's daughter, as to all of which shares Mr. Botel disclaims beneficial ownership.

(13) Ownership includes options to purchase 51,420 shares of the Company's Class A Common Stock and 44,670 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

(14) Ownership includes options to purchase 6,000 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(15) Ownership includes options to purchase 6,575 shares of the Company's Class A Common Stock and 15,825 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans. Also includes 150 shares each of the Company's Class A Common Stock and Class B Common Stock held by Mr. Dunkelberg as custodian for his daughter. Mr. Dunkelberg disclaims beneficial ownership of these shares.

(16) Ownership includes options to purchase 18,250 shares of the Company's Class A Common Stock and 25,000 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(17) Ownership includes options to purchase 6,000 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(18) Ownership includes options to purchase 7,500 shares of the Company's Class A Common Stock and 14,250 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans. Also includes 1,500 shares of both the Company's Class A Common Stock and Class B Common Stock held by Mr. Turberg's wife, as to all of which shares Mr. Turberg disclaims beneficial ownership.

(19) Ownership includes options to purchase 931,443 shares of the Company's Class A Common Stock and 1,323,874 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of those reports which it has received, and written representations from Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons from January 1, 1993 through December 31, 1993 were made on a timely basis except that the reports of the following transactions were filed subsequent to the applicable due date:
Ronald Averett -- one report relating to one transaction; and Michael
Girman -- one report relating to one transaction.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers whose compensation exceeded $100,000 during the periods indicated.





                                                                             LONG TERM COMPENSATION        ALL OTHER
                                                                             -----------------------    COMPENSATION($)
                                                                                     AWARDS             (3)(4)(5)(6)(7)
                                                                             -----------------------   ------------------
                                         ANNUAL COMPENSATION                 RESTRICTED   SECURITIES
                            ----------------------------------------------     STOCK      UNDERLYING
                                                            OTHER ANNUAL      AWARD(S)     OPTIONS
NAME AND PRINCIPAL POSITION YEAR    SALARY($)   BONUS($)   COMPENSATION($)     ($)(1)       (#)(2)
- --------------------------- -----   ---------   --------   ---------------   ----------   ----------
Dennis Alter...............  1993   $495,000    $178,213      $ --            $668,228       37,500         $ 60,225(8)
Chairman of the Board        1992   $495,000    $247,325      $ --            $      0      300,000         $ 16,265
and Chief Executive          1991   $495,000    $247,506      $ --            $668,225            0
Officer
Richard A. Greenawalt......  1993   $395,000    $136,084      $  18,738       $533,205       37,500         $ 41,811(8)
President and Chief          1992   $395,000    $217,500      $ --            $      0      120,000         $ 18,595
Operating Officer            1991   $395,000    $212,005      $ --            $533,221        9,000
Warren Kantor..............  1993   $325,000    $ 34,189      $ --            $341,190       22,500         $ 23,732
Vice Chairman                1992   $325,000    $ 49,754      $ --            $      0       45,000         $ 20,325
                             1991   $325,000    $ 39,004      $ --            $341,060       45,000
Robert A. Marshall.........  1993   $271,245    $ 91,012      $ --            $230,954       26,250         $ 20,656
Executive Vice President     1992   $220,000    $ 92,008      $ --            $      0       45,000         $ 16,136
and Group Executive,         1991   $219,512    $ 84,008      $ --            $230,976       45,000
Consumer Financial Services
Milton Riseman, Senior.....  1993   $208,023    $ 31,507      $ --            $209,993       22,500         $ 16,237
Vice President, and          1992   $115,385    $ 66,014      $ 114,672(10)   $250,831       60,000         $  7,370
President of ADVANTA         1991      --          --           --              --           --
Mortgage Corp. USA(9)

- ---------------
 (1) 1991 figures reflect restricted stock granted pursuant to the Advanta Management Incentive Plan With Stock Election II ("AMIP II"), representing "target" bonuses for 1993, 1994 and 1995 performance, at a grant date price of $14.25 per share of Common Stock (each of which shares became 1 1/2 shares of Class A Common Stock and 1 1/2 shares of Class B Common Stock as the result of the dual class stock plan approved by stockholders in 1992 and the subsequent three-for-two stock split of both classes of Common Stock in October 1993), for Messrs. Alter, Greenawalt, Kantor and Marshall. Mr. Riseman joined the Company in June 1992, at which time his AMIP II restricted shares (all of which were Class B Common Stock), together with restricted Class B shares in respect of his "target" bonus for 1992 performance under the predecessor plan to AMIP II, were granted at a grant date price of $16.75 per share. 1993 figures reflect shares of restricted Class B Common Stock granted pursuant to the Advanta Management Incentive Plan with Stock Election III ("AMIP III") representing "target" bonuses for 1996, 1997 and 1998 performance, at a grant date price of $25.50 per share (each of which shares became 1 1/2 shares as the result of the October 1993 three-for-two stock split). Shares vest under each plan 10 years after the date of grant, but as indicated, are subject to accelerated vesting on the basis of corporate and individual performance for each applicable year. One-third of the 1991 grants (in Mr. Riseman's case, one-third of his 1992 AMIP II grant) was vested by the Board of Directors in December 1993, with respect to 1993 performance of each of the named individuals. The remaining two-thirds of the 1991 grants (and of Mr. Riseman's 1992 AMIP II grant) are eligible for similar potential vesting with respect to 1994 and 1995 performance, and the 1993 grants are eligible for similar potential vesting at the rate of one-third of the shares granted for each of 1996, 1997 and 1998. The number of restricted shares of each class of Common Stock held by each executive under AMIP II and AMIP III, and the market value (rounded to the nearest dollar) of such restricted shares at December 31, 1993, were as follows: Mr. Alter, 46,894 Class A shares, 86,201 Class B shares, $4,059,055; Mr. Greenawalt, 37,419 Class A shares, 68,784 Class B shares, $3,238,918; Mr. Kantor, 23,934 Class A shares, 44,004 Class B shares, $2,071,922; Mr. Marshall, 16,210 Class A shares, 29,795 Class B shares, $1,403,038; and Mr. Riseman, 24,890 Class B shares, $721,810. Non-preferential dividends are paid on these restricted shares.

 (2) The numbers of securities underlying options granted have been adjusted to reflect the dual class stock plan adopted in 1992 and the three-for-two stock split effected in October 1993.

 (3) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the SEC, amounts of All Other Compensation are excluded for the year 1991.

 (4) Includes a matching contribution of $8,994 paid by the Company to the respective accounts of each of the named executives under the Employee Savings Plan (a 401(k) plan), in respect of their 1993 participation in such plan.

 (5) Includes the value of (i) Company paid term life insurance provided to all salaried employees in an amount equal to two times annual salary (capped at $500,000), and (ii) whole life insurance policies on the named executives, which policies are paid for by the Company (or the executive is reimbursed for his premium payments thereon) and as to which the named executive has the right to designate the beneficiary. The Company owns each of the whole life policies except Mr. Riseman's. If an insured executive terminates his employment with the Company, he may acquire the whole life policy from the Company (or in Mr. Riseman's case, retain such policy), but only upon payment to the Company of the full cash value of the whole life policy (or in Mr. Riseman's case, reimbursement to the Company of premiums paid by it and carried thereon). Consequently, the value of this insurance to the employee is the term life insurance benefit. The value of these benefits to the named individuals for 1993 was as follows: Mr. Alter, $8,204; Mr. Greenawalt, $7,874; Mr. Kantor, $8,534; Mr. Marshall, $4,574; and Mr. Riseman, $5,294.

 (6) Includes interest paid in 1993 by the Company in the following amounts pursuant to an executive loan program adopted by the Company's Board of Directors in January 1992, which interest accrued in the named executives' respective stock margin accounts in connection with the vesting of shares under the Advanta Management Incentive Plan With Stock Election: Mr. Greenawalt, $7,499; Mr. Kantor, $6,204; Mr. Marshall, $5,361; and Mr. Riseman, $1,060. Mr. Alter did not participate in the loan program.

 (7) Includes above-market interest earned during 1993 on deferred compensation pursuant to the Company's Executive Deferral Plan (which plan first became effective in 1993), in the following amounts: Mr. Alter, $5,810; Mr. Greenawalt, $4,126; Mr. Marshall, $1,727; and Mr. Riseman, $889. Mr. Kantor did not participate in the plan in 1993.

 (8) Includes the value of split-dollar life insurance policies purchased in 1993 separately insuring the life of Dennis Alter, the joint lives of Dennis Alter and his spouse, and the joint lives of Richard Greenawalt and his spouse, the proceeds of which policies are payable to beneficiaries designated by the respective executives. The value of the term life insurance benefits provided under such policies and included in the figure for 1993 was $16,303 for Mr. Alter and $1,598 for Mr. Greenawalt. Premiums paid by the Company will be refunded to the Company on termination of the respective policies, and any cash surrender value in excess of such premiums may be paid to the executive's beneficiary. The value of the benefits to the executives of the remainder of the premiums paid by the Company and included in the figure for 1993 was $37,217 for Mr. Alter and $13,318 for Mr. Greenawalt.

 (9) Mr. Riseman first joined the Company in June 1992 as Senior Vice President, Administration. He was elected to his present position in February 1994.

(10) Represents the value of relocation benefits provided to Mr. Riseman when he moved from New York City to join the Company in 1992, including $81,711 to cover relocation costs and $32,961 to reimburse Mr. Riseman for the taxes payable with respect to such benefits.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers whose compensation exceeded $100,000 during 1993. All options granted in 1993 are options to purchase shares of Class B Common Stock. The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                            INDIVIDUAL GRANTS
- -------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                    NUMBER OF     % OF TOTAL                                     ASSUMED ANNUAL RATES OF
                   SECURITIES      OPTIONS                                    STOCK PRICE APPRECIATION FOR
                   UNDERLYING     GRANTED TO    EXERCISE OR                            OPTION TERM
                     OPTIONS     EMPLOYEES IN   BASE PRICE     EXPIRATION    -------------------------------
       NAME        GRANTED (#)   FISCAL YEAR      ($/SH)          DATE       5%($)(2)    10%($)(2)     0%($)
- ------------------ -----------   ------------   -----------    ----------    --------    ----------    -----
Dennis Alter......    37,500          7.3%        $ 20.92        2/9/2003    $493,288    $1,250,088     $ 0
Richard A.
  Greenawalt......    37,500          7.3%        $ 20.92        2/9/2003    $493,288    $1,250,088     $ 0
Warren Kantor.....    22,500          4.4%        $ 20.92        2/9/2003    $295,973    $  750,053     $ 0
Robert A.
  Marshall........    26,250          5.1%        $ 20.92        2/9/2003    $345,301    $  875,061     $ 0
Milton Riseman....    22,500          4.4%        $ 20.92        2/9/2003    $295,973    $  750,053     $ 0

- ---------------
(1) Options granted in 1993 become exercisable on the anniversary of the date of grant at the rate of 25% per year for four years. The options expire 10 years from the date of grant. The number of options granted and the exercise price thereof have been adjusted to reflect the three-for-two stock split effected in October 1993.

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates set by the SEC and therefore are not intended to forecast the future appreciation, if any, in the price of the Company's Class B Common Stock. The potential realizable values illustrated at 5% and 10% compound annual appreciation assume that the price of the Company's Class B Common Stock increases to $34.07 or $54.25 per share, respectively, over the 10-year term of the options. If the named executives realize these values, the Company's stockholders will realize aggregate appreciation in the price of the 22.6 million shares of the Company's Class B Common Stock outstanding of approximately $297 million or $754 million, respectively, over the same period. The Company did not use an alternative formula for valuation of option grants because it is not aware of any formula which determines with reasonable accuracy a present grant value.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information related to options exercised during 1993 by the Company's Chief Executive Officer and by each of the Company's other four most highly compensated executive officers whose compensation exceeded $100,000 in 1993, and the number and value of options held on December 31, 1993 by such individuals. The number of shares acquired on exercise has been adjusted to reflect the three-for-two stock split effected in October 1993. The Company does not have any outstanding SARs.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                       SHARES       AGGREGATE        OPTIONS AT FY-END (#)               FY-END ($)
                     ACQUIRED ON      VALUE       ----------------------------   ---------------------------
       NAME          EXERCISE(#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
- -------------------  -----------   ------------   -----------   --------------   -----------   -------------
Dennis Alter.......          0      $        0       75,000         262,500      $ 1,249,950    $ 4,052,933
Richard A.
  Greenawalt.......    150,854      $3,772,357      983,146         127,500      $27,859,876    $ 1,803,023
Warren Kantor......     47,418      $  921,255            0          69,750      $         0    $   947,951
Robert A.
  Marshall.........          0      $        0      312,750          73,500      $ 9,026,074    $ 1,153,196
Milton Riseman.....          0      $        0       15,000          67,500      $   267,491    $   984,321

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     Mr. Greenawalt and Mr. Kantor each previously had employment agreements with the Company, pursuant to which Mr. Greenawalt was entitled to a base annual salary of at least $325,000 and Mr. Kantor was entitled to a base annual salary of at least $225,000, as adjusted for increases in the Consumer Price Index. Each of these employment agreements was terminated as of December 31, 1993, by mutual consent of the Company and the respective executives.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting the overall direction for the executive compensation strategy of the Company and the on-going monitoring of the strategy's implementation. However, the full Board of Directors (excluding the management directors) has authority to approve or disapprove the determinations of the Compensation Committee with respect to senior executives.

     The policies of the Committee and the Board of Directors are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-target corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

     The major elements of the executive compensation program are base salary, performance-based annual and long-term incentives, and stock options. Target levels of overall compensation are intended to be consistent with companies in the Dow Jones Diversified Financial Services Index (the "peer group"). However, for several years total compensation has been weighted toward programs contingent upon the Company's short and long-term performance as measured by increases in the value of the Company's publicly traded shares. As a result of the increased emphasis on tying executive compensation to corporate performance and share price, in any particular year the Company's executives may be paid more or less than the executives of competitors, depending upon the Company's performance and share price appreciation.

THE $1 MILLION DOLLAR CAP ON DEDUCTIBLE EXECUTIVE COMPENSATION

     The Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under Internal Revenue Code Section 162(m). However, the Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not deductible.

BASE SALARY

     Base salaries are set by the Committee based upon a comparison of the prior year's salaries at companies in the peer group index. Base salaries are targeted to approximate the median base salaries of the comparator companies. The Company's philosophy is to limit fixed costs in its executives' compensation by emphasizing the variable components of total compensation, i.e., short and long-term incentives.

ANNUAL INCENTIVES

     Bonuses are based upon achieving annual financial goals, as approved by the Board of Directors. In 1993, the annual incentive program awards generally resulted in a cash payout below the median cash bonus level of the Company's peer group index. If a predetermined threshold level of performance is not achieved, no bonus is paid. Achievement of "target" financial goals warrants payment of the "target" bonus award. Accomplishment of financial goals in excess of targeted levels warrants payment of correspondingly larger bonuses. The maximum bonus is twice the target level.

     The 1993 performance awards were based principally on return on equity and earnings per share. Each of these factors was given approximately equal weight. The Company exceeded both the target return on equity and earnings per share goals in 1993. Along with these objective performance criteria, the Committee also gave some consideration to subjective factors, including management's maintenance of a proper control environment with respect to the Company's operations, and management's success in positioning the Company for future profitable growth. No specific weights were attached to these subjective factors.

LONG-TERM INCENTIVES

     The long-term incentive program is designed to increase executive share ownership. The Advanta Management Incentive Plan with Stock Election III is a multi-year incentive program, intended as an additional incentive to employees to enter into or remain in the employ of the Company. Under the Plan, 100% of the target bonuses for 1996, 1997 and 1998 (projected at 1993 salary levels) is payable in the form of a restricted stock grant made in 1993. The restricted stock vests in 10 years. Vesting may be accelerated depending upon achievement of performance goals, with up to one-third of the shares granted in 1993 being vested for each of the 1996, 1997 and 1998 performance years. In 1993, the long-term incentive awards and the stock option awards generally resulted in total direct compensation above the median of the peer group index.

STOCK OPTIONS

     The Stock Option Plan is designed to reward long-term accomplishment, based upon increases in shareholder value. Based upon the Committee's determination, options may be granted annually. The exercise price of options is 100% of fair market value on the date of grant. Options vest over four years and expire 10 years after the grant date.

     In determining the size of 1993 individual option grants, the Committee took into consideration performance against the 1992 strategic plan and assessed each executive officer's expected contribution to the Company and the shareholders based upon the executive's level of responsibility and the strategic value of his position. Prior awards were also considered in determining the size of an option grant, with newer executives eligible for proportionately larger awards.

THE CHIEF EXECUTIVE OFFICER'S 1993 COMPENSATION

     Mr. Alter is eligible to participate in the same executive compensation plans available to the other executive officers. The Committee's general approach in setting Mr. Alter's target annual compensation is to seek to be competitive with other companies in the peer group index, but to have a large variable component in his compensation.

     Mr. Alter's base salary was set based upon his perceived value to the Company in increasing the Company's earnings and share value over the last six years. Mr. Alter has not received a base salary increase for the past four years. All increases in Mr. Alter's pay have been based upon the variable component of his pay (bonus with restricted stock and stock option grants), and are primarily reflected in the Company's share value appreciation.

     Mr. Alter's base salary and total annual cash compensation were below the median of the peer group index in 1993. For 1993, Mr. Alter's annual bonus was tied principally to achievement of return on equity and earnings per share goals. The Company exceeded the target goals for each of these factors. Some consideration was also given to subjective factors, as described above under "Annual Incentives."

     Based upon his level of responsiblity, strategic value to the Company, and the Company's performance against the 1993 strategic plan, the Committee awarded Mr. Alter a stock option grant for 37,500 shares in 1993. Mr. Alter received a grant in 1993 of $668,228 of restricted stock under the Advanta Management Incentive Plan With Stock Election III. This represents his target bonuses for 1996, 1997 and 1998 performance (projected at his 1993 salary level).

COMPENSATION COMMITTEE

     Philip A. Turberg, Chairman          Arthur P. Bellis          Max Botel

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock during the five years ended December 31, 1993 with the cumulative total return on the Standard & Poor's 500 index and the Dow Jones-Diversified Financial Services Companies index. The comparison assumes that $100 was invested on January 1, 1989 in the Class A Common Stock (then described simply as "Common Stock") and in the foregoing indices and assumes the reinvestment of dividends. The price and performance of the Class A Common Stock has been adjusted to reflect (i) the effective two-for-one stock split as a result of the May 5, 1992 dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock, and (ii) the three-for-two stock split effected by means of a 50% stock dividend in October 1993, as if such dividends had already occurred at January 1, 1989.

                                                                  Diversified
      Measurement Period                                           Financial
    (Fiscal Year Covered)           Advanta         S&P 500        Services
1/1/89                                     100             100             100
12/89                                    226.9           128.4           132.2
12/90                                    229.0           119.9           103.8
12/91                                    791.4           151.5           143.9
12/92                                   1484.9           158.3           163.0
12/93                                   2288.2           169.4           183.2

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated four candidates to be elected at the Meeting for a three-year term ending in 1997. Each nominee is currently serving as a director of the Company. One director whose term expires at the Meeting is not standing for re-election. Seven other directors are currently serving terms which will expire in 1995 or 1996.

     Each nominee has consented to being named in the proxy statement and to serve if elected. Candidates for director will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors, assuming a quorum is present at the Meeting. If prior to the Meeting any nominee should become unavailable to serve, the shares represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board should determine to reduce the number of directors pursuant to the By-laws.

     Certain information regarding each nominee and each director continuing in office is set forth below, including such individual's age and principal occupation, a brief account of business experience during at least the last five years and other directorships currently held at other publicly held companies.

     Messrs. Alter, Bellis, Botel and Braemer have been directors of the Company since its incorporation in 1974. Messrs. Kantor and Turberg were elected as directors by the shareholders in 1986. Messrs. Greenawalt, Dunkelberg, Brenner, Naples and Hart were first elected by the Board in November 1987, June 1990, May 1992, November 1992, and February 1994, respectively.

NOMINEES FOR ELECTION FOR A TERM EXPIRING IN 1997

                 Richard A. Greenawalt                         Warren Kantor
                 Alex W. "Pete" Hart                           Ronald J. Naples

     Mr. Greenawalt, age 50, was elected President and Chief Operating Officer of the Company in November 1987. Prior to joining the Company, Mr. Greenawalt served as President of Transamerica Financial Corp., Los Angeles, California, from May 1986. For the 15 years prior to that, Mr. Greenawalt served in various capacities with Citicorp, including most recently as Chairman and Chief Executive Officer of Citicorp Person-to-Person, Inc. and, prior to that, as President and Chief Executive Officer of Citicorp Retail Services, Inc.

     Mr. Hart, age 53, joined the Company in March 1994 as Executive Vice Chairman. For the five years prior to that he had been President and Chief Executive Officer of MasterCard International, Inc., a worldwide association of over 29,000 member financial institutions. Prior to joining MasterCard in November 1988, Mr. Hart was Executive Vice President of First Interstate Bancorp, Los Angeles, California.

     In January 1994, Mr. Hart and the Company entered into an agreement pursuant to which Mr. Hart's base salary was set at not less than $495,000. In addition, he received 200,000 restricted shares of Class B Common Stock and an option to purchase 100,000 shares of Class B Common Stock at $27.75 per share. The restricted shares, which as of the January 1994 date of grant had a market value of $5.6 million, will vest at the rate of 25% per annum for four years, and the options will become exercisable at the same rate. Should Mr. Hart leave the Company's employ before four years have passed, these benefits will vest upon the departure except in certain limited circumstances. Mr. Hart is also to receive a guaranteed one-time bonus of $525,000, other annual benefits and perquisites estimated at $250,000, and will also be eligible to receive annual bonuses under AMIP II and AMIP III.

     Mr. Kantor, age 52, joined the Company as a Senior Vice President in April 1986, and later that year was promoted to Executive Vice President and Chief Financial Officer. In November 1993 he was promoted to the position of Vice Chairman, and he relinquished the title of Chief Financial

Officer. Prior to joining the Company he had been, for more than ten years, a partner of the accounting firm of Arthur Andersen & Co. Prior to his resignation from that firm, he was in charge of the Financial Services Division of Arthur Andersen & Co. in Philadelphia, Pennsylvania and was the audit partner assigned to the Company's account.

     Mr. Naples, age 48, has been Chief Executive Officer of Hunt Manufacturing Company, Inc., a manufacturer and distributor of office and art/craft products, since 1981, and Chairman of the Board of Hunt since 1987. He is a former White House Fellow, and served on the White House Staff during the Ford Administration as Assistant to the Counsellor to the President for Economic Affairs, and as a Special Assistant to the head of the Federal Energy Administration. Mr. Naples is a director of Quaker Chemical Corp.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF ALL FOUR NOMINEES FOR ELECTION.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1995

                 Dennis Alter                                  William C. Dunkelberg
                 Arthur P. Bellis

     Mr. Alter, age 51, became Executive Vice President and a director of the Company's predecessor organization in 1967. He was elected President and Chief Executive Officer of that predecessor in 1972, and Chairman of the Board of Directors of the Company in August, 1985. In February 1986, he relinquished the title of President.

     Mr. Bellis, age 50, has been a private investor since January 1993. Prior to that time, from March 1986 he was Chairman and, until June 1991, Chief Executive Officer of Boca Bank, Boca Raton, Florida. He was also Chairman and Chief Executive Officer of Boca Bancorp, Inc., the bank's holding company, from its formation in December 1986. Mr. Bellis remains a director of Boca Bancorp, Inc.

     Mr. Dunkelberg, age 50, has been Dean of the School of Business and Management and Professor of Economics at Temple University since 1987. Prior to that, Dean Dunkelberg was a professor of economics and management at Purdue University and at Stanford University. As an authority on consumer credit and small business, he was appointed to the Consumer Advisory Council of the Board of Governors of the Federal Reserve System in January 1989.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1996

                 Max Botel                                     Anthony R. Brenner
                 Richard J. Braemer                            Phillip A. Turberg

     Mr. Botel, age 54, has been, for more than five years, a partner in the law firm of Botel, Binder and Weiss, and since February 1985 has also been Vice President of Penn Center Investments, Inc., a securities brokerage firm.

     Mr. Braemer, age 52, has been a partner in the law firm of Ballard, Spahr, Ingersoll & Andrews since January 1994. Prior to that time, from May 1992 he was a partner in the law firm of Hangley Connolly Epstein Chicco Foxman & Ewing, and before May 1992 he was, for more than five years, a shareholder and director of Braemer, Abelson & Hitchner, a professional corporation engaged in the practice of law. Mr. Braemer is a director of Toll Brothers, Inc.

     Mr. Brenner, age 36, has been President of Cedar Capital Investors, LTD, the managing general partner of Cedar Point Partners, L.P., a private equity investment partnership, since January 1989. In that capacity, Mr. Brenner has undertaken management responsibilities for companies in which the partnership has invested, including the positions of Chairman and Chief Executive Officer of Liebhardt Mills, Inc., a bed pillow manufacturer, since June 1989, and Chairman of Servomation

International, L.P., an institutional food service company, since June 1991. He assumed the additional position of Chief Executive Officer of Servomation in July 1992.

     Mr. Turberg, age 65, has been a management consultant affiliated with Firemark Group, Inc. in Parsippany, New Jersey, a firm specializing in research for insurance companies, since September 1993. Before that, from July 1992 he was an independent management consultant. Prior to that he had been a management consultant affiliated with the accounting firm of KPMG Peat Marwick in New York City from February 1989. Prior to that he had been, for more than five years, President of Huggins Financial Services, Inc., a management consulting firm.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors held meetings during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served, except Mr. Howard.

     The Board of Directors has an Audit Committee currently composed of Messrs. Braemer, Brenner and Dunkelberg. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the audit with the independent accountants; reviews with management the Company's interim operating results; and reviews the non-audit services to be performed by the firm of independent accountants and considers the effect of such performance on the accountants' independence. The Audit Committee met seven times in 1993.

     The Board of Directors has appointed a Compensation Committee currently composed of Messrs. Bellis, Botel, and Turberg. The Compensation Committee reviews compensation arrangements for executives, reviews and makes recommendations to the full Board regarding the adoption or amendment of employee benefit plans, and administers the Company's employee stock purchase plan. The Compensation Committee also administers the Company's Stock Option Plans, and except with respect to grants of options to non-employee directors, has full authority to determine the persons to whom and the times at which options shall be granted, the number of option shares to be granted and the price and other terms of options. The Compensation Committee also has authority to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. The Compensation Committee met or acted by consent eleven times in 1993.

     In February 1993, the Board of Directors established a Nominating Committee to identify and recommend to the Board of Directors individuals to serve on the Board, which individuals are to be selected, according to the Board resolution establishing the Nominating Committee, on the basis of their integrity, leadership ability, financial sophistication and capacity to help guide the Company successfully into the 21st century. The current members of the Nominating Committee are Messrs. Bellis, Brenner and Naples. The Nominating Committee met two times in 1993. The Nominating Committee will consider nominees recommended by securityholders; any such nominations must comply with the requirements of the Company's By-Laws, including delivery to the Company at least thirty days before the meeting of stockholders of a written request from a stockholder of record that the individual's name be placed in nomination, accompanied by the written consent of such individual to serve as a director.

     Members of the Board of Directors who are not officers or employees of the Company receive an annual retainer of $25,000 for service on the Board, $10,000 as an annual retainer for service on a Board Committee (other than as a Committee chairperson, for which the annual retainer is $15,000 instead), and are paid $1,000 per day for each Board or Board Committee meeting attended (chairmen are paid $1,500 per day for each Committee meeting they chair). The chairmen of the Audit Committee, the Compensation Committee and the Nominating Committee are Messrs.

Braemer, Turberg, and Bellis, respectively. Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

                    PROPOSAL TO AMEND THE COMPANY'S RESTATED
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has declared advisable and directed that there be submitted to the stockholders of the Company at the Meeting a proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation, in order to increase the number of authorized shares of Common Stock of the Company from 60,000,000 shares, consisting of 30,000,000 shares of Class A Common Stock and 30,000,000 shares of Class B Common Stock, to 400,000,000 shares, consisting of 200,000,000 shares of Class A Common Stock and 200,000,000 shares of Class B Common Stock (together, the "Common Stock").

     As of March 18, 1994, the record date for the Meeting, there were shares of the Company's Class A Common Stock issued and outstanding
and             shares of the Company's Class B Common Stock issued and
outstanding, for a total of             shares out of 60,000,000 authorized
shares of Common Stock. An additional             shares of Class A Common Stock
and             shares of Class B Common Stock are reserved for issuance
pursuant to various employee compensation and benefit plans of the Company and its subsidiaries.

     Adoption of this proposal would permit the Company's Board of Directors, without further approval of the Company's stockholders, except as may be required by Delaware law or as may be required for the continued inclusion of the Company's Common Stock in the NASDAQ National Market System, to issue additional shares of the Company's Common Stock, from time to time as the Board of Directors may determine, for such consideration as the Board of Directors establishes.

     The availability of additional shares of Common Stock would provide flexibility in structuring possible acquisitions of other businesses, enable the Company to raise additional equity capital if and when needed, enable the Company to provide employees with appropriate incentives and allow the Board of Directors, in its discretion, to declare stock splits or stock dividends in the future. The Company has no present plans, arrangements or understandings with respect to possible acquisitions, financings, stock splits or dividends requiring the availability of additional authorized Common Stock. Although the Board of Directors would only authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of additional authorized shares could have the effect of dilution of the voting power or book value per share of the outstanding shares of Common Stock. The Board of Directors (if consistent with its fiduciary responsibilities) may also issue shares to deter future attempts to gain control over the Company.

     There are no preemptive rights with respect to the Company's Common Stock; and the proposed increase in the authorized number of shares of Class A Common Stock and Class B Common Stock would not change the powers, preferences or rights of the Common Stock or any series of the Company's preferred stock.

     If the amendment is authorized, the text of the first sentence of Article Fourth of the Company's Restated Certificate of Incorporation will be as follows:

     "FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is:

     Four Hundred Million (400,000,000) shares of common stock ("Common Stock"), consisting of Two Hundred Million (200,000,000) shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), amounting in the aggregate to Two Million Dollars ($2,000,000), and

Two Hundred Million (200,000,000) shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), amounting in the aggregate to Two Million Dollars ($2,000,000); and

     One Thousand Ten (1,010) shares of Class A Preferred Stock, par value $1,000 per share ("Class A Preferred Stock"), amounting in the aggregate to One Million Ten Thousand Dollars ($1,010,000), and One Million (1,000,000) shares of Class B Preferred Stock, par value $0.01 per share ("Class B Preferred Stock"), amounting in the aggregate to Ten Thousand Dollars ($10,000)."

     Although Article Fourth addresses preferred stock, no changes will be made with respect to the Company's preferred stock as a result of this amendment.

     The affirmative vote of the holders of a majority of the votes which may be cast by the outstanding shares of Class A Common Stock and Class A Preferred Stock entitled to vote at the Meeting is required to authorize the proposed amendment to the Restated Certificate of Incorporation. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co. has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of Arthur Andersen & Co. is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1995 must be received by December 5, 1994, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Stockholder proposals should be directed to Gene S. Schneyer, Secretary, at the address of the Company set forth on the first page of this proxy statement.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                     [logo]

       This proxy statement has been printed entirely on recycled paper.

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 ADVANTA CORP.

         The undersigned, a stockholder of Advanta Corp., hereby constitutes and appoints Dennis Alter, Richard A. Greenawalt and Gene
     S. Schneyer, and each of them acting individually as the attorney and special proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Stockholders of ADVANTA Corp. to be held on Thursday, May 5, 1994, at 1:00 p.m. at The Rittenhouse Hotel, Grand Ballroom, 210 West Rittenhouse Square, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares which the undersigned would be entitled to cast if personally present as follows:

     1. / / FOR all four nominees for director listed below.

       / / WITHHOLD AUTHORITY to vote for all four nominees for director listed below.

           INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

           Nominees: Richard A. Greenawalt, Alex W. "Pete" Hart, Warren Kantor and Ronald J. Naples.

     2. / /FOR the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 400,000,000 shares, consisting of 200,000,000 shares of Class A Common Stock and 200,000,000 shares of Class B Common Stock.

       / / AGAINST       / / ABSTAIN

     3. To transact such other business as may properly come before the meeting.

         IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL FOUR NOMINEES FOR DIRECTOR, AND FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. Shares voted "Abstain" with respect to Proposal 2 will be considered present at the meeting. This proxy delegates authority to vote with respect to all other matters upon which the undersigned is entitled to vote and which may come before the meeting or any adjournment or postponement thereof.

                               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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         The undersigned hereby revokes all previous proxies for such meeting and hereby acknowledges receipt of the notice of the meeting and the proxy statement of Advanta Corp. furnished herewith.
                                            Dated: ----------------- , 1994

                                            -------------------------------
                                               (Stockholder's Signature)

                                            -------------------------------
                                               (Stockholder's Signature)

                                       NOTE: If shares are registered in
                                       more than one name, all owners
                                       should sign. If signing in a
                                       fiduciary or representative
                                       capacity, please give full title and
                                       attach evidence of authority. If a
                                       corporation, please sign with full
                                       corporate name by a duly authorized
                                       officer and affix the corporate
                                       seal.

                         PLEASE SIGN AND MAIL PROMPTLY
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